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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

             We consent to the incorporation by reference in the Registration Statement (Form S-8) of Alternative Living Services, Inc., pertaining to the Sterling House Corporation 1995 Stock Option Plan, of our report dated February 10, 1997, with respect to the financial statements of Sterling House Corporation included in the Amendment No. 1 to the Joint Proxy Statement of Alternative Living Services, Inc. that is made a part of the Registration Statement and Prospectus (Form S-4 No. 333-34851) of Alternative Living Services, Inc. for the registration of shares of its common stock.

                                          ERNST & YOUNG LLP

Wichita, Kansas
October 21, 1997